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Exhibit 23

Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 11-K, into the Company's previously filed Registration Statement File No. 333-21093 on Form S-8.

Arthur Andersen LLP

Seattle, Washington
April 22, 2002

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Consent of Independent Public Accountants